Exhibit 1
                         High River Limited Partnership
                          767 Fifth Avenue, 47th Floor
                            New York, New York 10153




Dated as of October 27, 1999

Mr. Jack Gumpert Wasserman
510 East 86th Street
New York, New York  10028

                           Re: Philip Services Corp.

Dear Mr. Wasserman:

                  This letter agreement shall confirm our understanding regarding the purchase by Jack Wasserman ("Buyer") of 18,455,200 shares (the "Shares") of common stock, no par value, of Philip Services Corp. ("Philip") held by High River Limited Partnership ("Seller").

1. Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth herein, Seller hereby sells and transfers the Shares, and the Buyer will purchase the Shares from Seller. The purchase price for the Shares shall be one million five hundred thousand dollars ($1,500,000.00) which shall be payable as follows: (a) three hundred thousand dollars ($300,000.00) in cash by wire transfer in immediately available funds; and (b) one million two hundred thousand dollars ($1,200,000.00) by delivery of a secured promissory note (the "Note") of Buyer payable to Seller in the form of Exhibit A hereto.

2. Representations and Warranties of Buyer. As an inducement to Seller to enter into this letter agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller as follows:

         (a) Buyer has the right, power and authority to enter into, and perform its obligations under, this letter agreement. Upon the execution of this letter agreement by each of the parties hereto, this letter agreement will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. No consent or approval of any third party or governmental agency or authority is required for such party to execute and deliver this letter agreement or to perform its obligations hereunder. In addition, upon execution and delivery of the Note by Buyer, the Note will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms;

         (b) Buyer is a sophisticated purchaser with respect to the purchase of the Shares and has relied on its own independent investigation, not on any information or representations




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furnished by Seller  (except as set forth herein) in  determining  to enter into this letter agreement, and acknowledges that the purchase price may vary from any distributions that the Buyer may ultimately recover on account of the Shares and is aware that additional information regarding the Shares may be obtained from various court or other public files;

         (c) Buyer acknowledges and understands that Seller may possess material non-public information not known or available to Buyer (the "Excluded Information"), and Buyer agrees that Seller shall have no liability to Buyer to the extent such liability is caused by non-disclosure of the Excluded Information; provided, however, that the foregoing limitation of liability shall not in any way limit the liability of Seller for a breach of its representations and warranties in this letter agreement;

         (d) except as otherwise expressly provided herein, the sale of the Shares by Seller to Buyer is irrevocable and is on an "as is" basis without recourse to Seller; and

         (e) No broker, finder or other person or entity acting pursuant to the authority of Buyer is entitled to any broker's fee or other commission in connection with the transactions contemplated hereby.

3. Representations and Warranties of Seller. As an inducement to Buyer to enter into this letter agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants to Buyer as follows:

         (a) Seller has the right, power and authority to enter into, and perform its obligations under, this letter agreement. Upon the execution of this letter agreement by each of the parties hereto, this letter agreement will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. No consent or approval of any third party or governmental agency or authority is required for such party to execute and deliver this letter agreement or to perform its obligations hereunder.

         (b) Seller is the legal and beneficial owner of the Shares. Seller is transferring the Shares to Buyer free and clear of any pledges, voting trust arrangements, liens, claims, charges, encumbrances or security interests;

         (c) Seller is a sophisticated seller with respect to the sale of the Shares and has relied on its own independent investigation, not on any information or representations furnished by Buyer (except as set forth herein) in determining to enter into this letter agreement, and acknowledges that the purchase price may vary from any distributions that the Buyer may ultimately recover on account of the Shares and is aware that additional information regarding the Shares may be obtained from various court or other public files;

         (d) Seller acknowledges and understands that Buyer may possess material non-public information not known or available to Seller (the "Information"), and Seller agrees that Buyer shall have no liability to Seller to the extent such liability is caused by non-disclosure of the Information; provided, however, that the foregoing limitation of liability shall not in any way limit the liability of Buyer for a breach of its representations and warranties in this letter agreement; and

         (e) No broker, finder or other person or entity acting pursuant to the authority of Seller is entitled to any broker's fee or other commission in connection with the transactions contemplated hereby.

4. Confidentiality. Each of the parties hereto agrees that the terms of this letter agreement are confidential and may not be disclosed by any party hereto, except as may be required by law and except to principals and authorized representatives of the parties hereto, without the written consent of all of the parties. Except as may be required by law, any public announcement regarding this letter agreement or the transactions contemplated herein may not be made by any party without the prior consent of all other parties hereto.

5.       General Provisions.

         (a) This letter agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

         (b) Buyer and Seller each hereby irrevocably consents to the personal jurisdiction of the courts of the State of New York and of the United States of America sitting in the Southern District of New York, in either case sitting in the borough of Manhattan, in any action to enforce, interpret or construe any provision of this letter agreement or of any other agreement or document delivered in connection with this letter agreement. Each party further irrevocably agrees that any action to enforce, interpret or construe any provision of this letter agreement will be brought only in either of those courts and not in any other court unless the courts designated herein refuse to accept jurisdiction over of such actions based upon jurisdiction or venue defenses.

         (c) This letter agreement may be executed in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (d) This letter agreement shall supersede all prior agreements, written or oral, by or among any of the parties hereto with respect to the subject matter hereof and may not be amended or otherwise modified except in writing signed by all of the parties hereto.

         (e) From and after the date hereof, Buyer and Seller each covenant and agree to execute and deliver all such agreements, instruments and documents and to take all such further



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actions as the other party hereto may  reasonably  deem  necessary  from time to time to carry out the intent and purposes of this letter agreement and to consummate the transactions contemplated hereby.

         (f) The captions and headings hereunder are for convenience only and shall not affect the interpretations or construction of this letter agreement.


                                            Very truly yours,

                                            HIGH RIVER LIMITED PARTNERSHIP

                                            By:  Riverdale LLC, General Partner

                                            By:  /s/ Carl C. Icahn
                                                     Carl C. Icahn, Member



ACCEPTED AND AGREED TO AS
OF THE DATE FIRST ABOVE WRITTEN:

By:/s/ Jack Gumpert Wasserman
         Jack Gumpert Wasserman












    [Signature Page of Wasserman Letter Agreement Re: Philip Services Corp.]